Exhibit 5.1

February 23, 2018	ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON
Chesapeake Energy Corporation
6100 North Western Avenue
Oklahoma City, Oklahoma 73118

Ladies and Gentlemen:
As set forth in the Registration Statement on Form S-4 (the “Registration Statement”) to be filed by Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), and the subsidiary guarantors named in Schedule I hereto (the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act of (i) $1,300,000,000 aggregate principal amount of the Company’s 8.00% Senior Notes due 2025 (the “2025 Exchange Notes”) and $1,300,000,000 aggregate principal amount of the Company’s 8.00% Senior Notes due 2027 (the “2027 Exchange Notes” and, together with the 2025 Exchange Notes, the “Exchange Notes”) to be offered by the Company in exchange (the “Exchange Offers”) for a like principal amount of the Company’s issued and outstanding 8.00% Senior Notes due 2025 (the “2025 Outstanding Notes”) and 8.00% Senior Notes due 2027 (the “2027 Outstanding Notes” and, together with the 2025 Outstanding Notes, the “Outstanding Notes”), respectively, and (ii) the guarantees (the “Guarantees”) of the Subsidiary Guarantors of the Exchange Notes, certain legal matters in connection with the Exchange Notes and the Guarantees are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.
The Exchange Notes are to be issued under an Indenture, dated as of April 24, 2014 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee, as supplemented by the Sixth Supplemental Indenture, dated as of December 20, 2016 (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the “2025 Notes Indenture”), establishing the terms of the 2025 Outstanding Notes and the 2025 Exchange Notes, and a Company Order delivered pursuant to the 2025 Notes Indenture and dated as of the closing of the Exchange Offers (the “2025 Exchange Note Company Order”), and the Seventh Supplemental Indenture, dated as of June 6, 2017 (the “Seventh Supplemental Indenture” and, together with the Base Indenture, the “2027 Notes Indenture”), establishing the terms of the 2027 Outstanding Notes and the 2027 Exchange Notes, and a Company Order delivered pursuant to the 2027 Notes Indenture and dated as of the closing of the Exchange Offers (the “2027 Exchange Note Company Order” and together with the 2025 Exchange Note Company Order, the “Exchange Notes Company Orders”). The 2025 Notes Indenture and the 2027 Notes Indenture are collectively referred to as the “Indentures.”
In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Registration Statement, the Base Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture,

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(ii) the Company Order delivered pursuant to the 2025 Notes Indenture and dated October 12, 2017 and the Company Order delivered pursuant to the 2025 Notes Indenture and dated October 12, 2017, (iii) the Exchange Notes Company Orders, (iv) the Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, each as amended to date, (v) the certificates of incorporation or formation, as the case may be, and bylaws, limited liability company, limited partnership or operating agreements or other organizational documents, as the case may be, of each Subsidiary Guarantor, (vi) corporate, limited liability company or limited partnership, as applicable, records of the Company and the Subsidiary Guarantors and (vii) certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.
In giving the opinions below, we have relied, to the extent we deemed proper, without independent investigation, upon (i) the opinions of other counsel to the Company and the Subsidiary Guarantors included as exhibits to the Registration Statement and (ii) certificates, statements and other representations of officers and other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby, and we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as certified or photostatic copies are true and correct copies of the originals thereof and such original copies are authentic and complete.
In connection with this opinion, we also have assumed that:
(i)the Indentures and the Guarantees have been duly authorized, executed and delivered by the Trustee;
(ii)the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act, and the Base Indenture will have been qualified under the Trust Indenture Act of 1939, as amended; and
(iii)the Exchange Notes will have been duly executed by the Company and the Trustee, authenticated by the Trustee and delivered in accordance with the provisions of the applicable Indenture and issued in exchange for the applicable series of Outstanding Notes pursuant to, and in accordance with the terms of, the Exchange Offers as contemplated in the Registration Statement.
On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:
1.    The Exchange Notes, when issued, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or

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affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and comity, (iii) public policy applicable law relating to fiduciary duties and indemnification and contribution or (iv) any implied covenants of good faith and fair dealing.
2.    The Guarantees, when issued, will constitute the legal, valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and comity, (iii) public policy applicable law relating to fiduciary duties and indemnification and contribution or (iv) any implied covenants of good faith and fair dealing.
The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the laws of the State of Texas and applicable federal law, each as currently in effect.
We hereby consent to the filing of this opinion of counsel with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

SCHEDULE I
SUBSIDIARY GUARANTORS

Name	Jurisdiction of Incorporation/Organization
Chesapeake AEZ Exploration, L.L.C.	Oklahoma
Chesapeake Appalachia, L.L.C.	Oklahoma
Chesapeake-Clements Acquisition, L.L.C.	Oklahoma
Chesapeake E&P Holding, L.L.C.	Oklahoma
Chesapeake Energy Louisiana Corporation	Oklahoma
Chesapeake Energy Marketing, L.L.C.	Oklahoma
Chesapeake Exploration, L.L.C.	Oklahoma
Chesapeake Land Development Company, L.L.C.	Oklahoma
Chesapeake Louisiana, L.P.	Oklahoma
Chesapeake Midstream Development, L.L.C.	Oklahoma
Chesapeake NG Ventures Corporation	Oklahoma
Chesapeake Operating, L.L.C.	Oklahoma
Chesapeake Plains, LLC	Oklahoma
Chesapeake Royalty, L.L.C.	Oklahoma
Chesapeake VRT, L.L.C.	Oklahoma
Compass Manufacturing, L.L.C.	Oklahoma
EMLP, L.L.C.	Oklahoma
Empress, L.L.C.	Oklahoma
GSF, L.L.C.	Oklahoma
MC Louisiana Minerals, L.L.C.	Oklahoma
MC Mineral Company, L.L.C.	Oklahoma
MidCon Compression, L.L.C.	Oklahoma
Nomac Services, L.L.C.	Oklahoma
Winter Moon Energy Corporation	Oklahoma
Northern Michigan Exploration Company, L.L.C.	Michigan
CHK Utica, L.L.C.	Delaware
Sparks Drive SWD, Inc.	Delaware
CHK Energy Holdings, Inc.	Texas
Empress Louisiana Properties, L.P.	Texas